                         SELLER NONCOMPETITION AGREEMENT


     This Noncompetition Agreement (the "Agreement") is made and entered into this 13th day of December, 1996 (the "Effective Date"), by and between SANIFILL, INC., a Delaware corporation ("Seller"), and US LIQUIDS INC., a Delaware corporation ("Buyer");


                                    RECITALS:

          WHEREAS, Seller and Buyer have entered into an Asset Purchase Agreement (the "Asset Purchase Agreement"), dated as of December 2, 1996, pursuant to which Buyer has agreed to purchase substantially all of the assets of and to assume certain of the liabilities relating to Campbell Wells, Ltd. and Campbell Wells Norm, Ltd., each a Delaware limited partnership and a wholly owned subsidiary of Seller, in accordance with the terms and subject to the conditions set forth in the Asset Purchase Agreement; and

          WHEREAS, it is a condition precedent to the closing under the Asset Purchase Agreement that Buyer and Seller enter into this Agreement;

          NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller and Buyer hereby agree as follows:

     1. CERTAIN DEFINITIONS. The following terms used herein shall have the following meanings:

          AFFILIATE OR AFFILIATE - a Person that directly or indirectly through one or more intermediaries, controls, is controlled by or is under common control with the Person specified. For purposes of this definition, "control" (including the terms "controlling," "controlled by" and "under common control with") of a Person means the possession, directly or indirectly, of the power to (a) vote 50% or more of the voting interests in such Person or (b) direct or cause the direction of the management and policies of such Person, whether by contract or otherwise.

          BUSINESS - Any one or more of the following activities: Collection, Disposal and marketing, dealing in or soliciting orders for any of the products, services or support activities included within the Business.

          COLLECTION - The collection, transfer or transportation of NOW.



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          COMPETITOR - Any Person that, directly or indirectly, engages in any aspect of the Business within any portion of the Territory.

          DISPOSAL - The treatment or disposal of NOW.

          NOW - Nonhazardous oilfield waste associated with the exploration and production of oil, gas and geothermal energy, that contains less than 30 picocuries per gram of Radium 226 or 228.

          PERSON OR PERSON - Any individual, a corporation, a partnership, an association, a trust or any other entity or organization, including a government or political subdivision or any agency or instrumentality thereof.

          THE TERRITORY - Any part of the following: the States of Louisiana, Texas, Mississippi and Alabama and the Gulf of Mexico.

     2. NONCOMPETITION. Seller hereby agrees, for itself and on behalf of its Affiliates, that, during the term of this Agreement, except as otherwise permitted under this Agreement, neither it nor any of its Affiliates will, within any part of the Territory, directly or indirectly, do any one or more of the following: (a) engage in any aspect of the Business; (b) own any interest in any Competitor; or (c) operate, join, control or otherwise participate in any Competitor.

     3.   NO SOLICITATION.   Seller hereby further agrees that it will not,
during the term of this Agreement, hire any employee of Buyer, or solicit, induce or contact with a view toward soliciting or inducing, directly or indirectly, any such employee to leave his or her employment with Buyer to accept employment with Seller, except as otherwise agreed to in writing by Buyer and Seller.

     4. TERM. The term of this Agreement commences on the Effective Date and shall continue until the fifth anniversary of the Effective Date.

     5. PERMITTED ACTIVITIES. Notwithstanding the provisions of Section 2 of this Agreement:

          (a) Seller and its Affiliates, as passive investors, may own up to 5% of the equity securities of any Person whose equity securities are publicly traded. In addition, in connection with their business described in subparagraph (b) below, Seller and its Affiliates shall be permitted from time to time to acquire interests representing more than 5% of the equity securities of Persons that derive less than 10% of their revenues from activities that cause such Persons to be Competitors, PROVIDED that Seller or its Affiliates or the Persons who engage in such competitive activities promptly formulate plans to dispose of those aspects of such businesses that cause such Persons to be Competitors and actually complete such dispositions within 120 days after such interests are acquired by Seller or one or more of its Affiliates.



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          (b)  Buyer recognizes and acknowledges that Seller and its
Affiliates are in the business of the collection, treatment and disposal of numerous varieties of wastes, including, without limitation, municipal solid wastes, construction and demolition debris, industrial nonhazardous wastes and special wastes such as contaminated soil and sludges. Buyer agrees that this Agreement relates only to the specific activities included within the Business and within the Territory. This Agreement is not intended to limit or otherwise affect the business of Seller or its Affiliates except as expressly set forth herein, and the parties expressly acknowledge that, except as set forth herein and in the Buyer Noncompetition Agreement of even date herewith, the parties may compete in activities outside the scope of the Business and the Territory.

          (c) Buyer further recognizes and acknowledges that Parent and its Affiliates from time to time enter into joint venture arrangements with unaffiliated third parties ("Joint Venture Partners") and that some of such Joint Venture Partners may engage in aspects of the Business in the Territory. Without limiting the applicability of this Agreement to Seller and its Affiliates and such joint ventures, Buyer agrees that the terms of this Agreement shall not apply to Joint Venture Partners solely as a result of their entering into joint venture arrangements with Seller or its Affiliates.

     6. INJUNCTIVE RELIEF. Seller hereby stipulates and agrees that any breach by it or by any of its Affiliates of this Agreement will cause irreparable harm to Seller that cannot be reasonably or adequately compensated by damages in an action at law and that, in the event of such breach, Buyer shall be entitled to injunctive or other equitable relief.

     7. SEVERABILITY. Seller acknowledges that it has carefully read and considered the provisions of this Agreement and, having done so, agrees that the restrictions set forth herein (including, but not limited to, the time period of restriction and the geographical areas of restriction) are fair and reasonable and are reasonably required to protect the interests of Buyer. In the event that, notwithstanding the foregoing, any of the provisions of this Agreement shall be held to be invalid or unenforceable, the remaining provisions hereof shall nevertheless continue to be valid and enforceable, as though the invalid or unenforceable parts had not been included herein. In the event that any provision of this Agreement relating to time periods or areas of restriction or both shall be declared by a court of competent jurisdiction to exceed the maximum time periods or areas (or both) that such court deems reasonable and enforceable, said time periods or areas of restriction or both shall be deemed to become and thereafter shall be the maximum time periods and areas which such court deems reasonable and enforceable.

     8. ENTIRE AGREEMENT; WAIVER. This Agreement, together with the Asset Purchase Agreement and the other agreements specifically referred to therein, constitute the entire agreement of the parties with respect to the subject matter hereof and supersedes all prior and contemporaneous oral agreements, understandings, negotiations and discussions of the parties. No supplement, modification or waiver of this Agreement shall be binding unless executed in writing by the party to be bound thereby. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar), nor shall such waiver constitute a continuing waiver unless otherwise expressly provided. Any failure to insist on strict



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compliance with any of the terms and conditions of this Agreement shall not be deemed a waiver of any such terms or conditions.

     9. NATURE OF OBLIGATIONS. All covenants and obligations of Seller hereunder shall be binding on Seller, its Affiliates and the assigns, successors and legal representatives of each of them and shall inure to the benefit of Buyer and any of its Affiliates that engage in any aspect of the Business in any part of the Territory.

     10. NOTICES. Any and all notices, demands, requests or other communications hereunder shall be in writing and shall be deemed duly given when personally delivered to or transmitted by overnight express delivery or by facsimile to and received by the party to whom such notice is intended, or in lieu of such personal delivery, overnight express delivery or facsimile transmission, three days after deposit in the United States mail, first class, certified or registered, postage prepaid, return receipt requested, addressed to the applicable party at the address provided below. The parties may change their respective addresses for the purpose of this Paragraph 10 by giving notice of such change to the other party in the manner which is provided in this Paragraph 10.

Seller:             Sanifill, Inc.
                    First City Tower
                    1001 Fannin, Suite 4000
                    Houston, Texas 77002
                    Attention: Corporate Secretary
                    Facsimile No.: (713) 942-6277

                    With a copy to:

                    Baker & Botts, L.L.P.
                    One Shell Plaza
                    910 Louisiana
                    Houston, Texas 77002-4995
                    Attention: Louise A. Shearer, Esq.
                    Facsimile No.: (713) 229-1522

Buyer:              US Liquids Inc.
                    71 Quiet Oak Circle
                    The Woodlands, Texas 77381-3163
                    Attention: W. Gregory Orr
                    Facsimile No.: (713) 298-1883





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                    With a copy to:

                    Porter & Hedges
                    700 Louisiana, 35th Floor
                    Houston, Texas 77002
                    Attention: T. William Porter
                    Facsimile No.: (713) 228-1331

     11. LAW GOVERNING. The provisions of this Agreement and all rights and obligations hereunder shall be governed by and construed in accordance with the internal laws of the State of Texas applicable to contracts made and to be wholly performed within the State of Texas.

     12. CAPTIONS. The captions in this Agreement are included for convenience of reference only, do not constitute a part hereof and shall be disregarded in the interpretation or construction hereof.










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     IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first above written.


                                            SANIFILL, INC.


                                            By: /s/ BRYAN J. BLANKFIELD
                                                ---------------------------
                                                Name:  Bryan J. Blankfield
                                                Title: Asst. Sec.


                                            US LIQUIDS INC.


                                            By:  /s/ W. GREGORY ORR
                                                ---------------------------
                                                Name:  W. Gregory Orr
                                                Title: President















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